Exhibit 5.1

May 30, 2023

The Mosaic Company
101 East Kennedy Boulevard
Suite 2500
Tampa, FL 33602

Re:    Registration Statement on Form S-8

Ladies and Gentlemen:
We have acted as counsel to The Mosaic Company, a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer and sale by the Company of up to 18,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Shares”) under the Mosaic Company 2023 Stock and Incentive Plan (the “Plan”).
We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.
Based on the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.
Our opinions expressed above are limited to the laws of the State of Delaware.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Dorsey & Whitney LLP

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